Exhibit 99.1
 Issuer Direct Reports Second Quarter 2016 Financial Results

Year-over-Year Revenue and EPS Growth, 74% Gross Margins

MORRISVILLE, NC / ACCESSWIRE / August 4, 2016 / Issuer Direct Corporation (NYSE MKT: ISDR) (the "Company"), a market leader and innovator of disclosure management solutions and targeted communications, today reported its operating results for the three months ended June 30, 2016. The Company will host an investor conference call today at 4:30 PM Eastern Time, to discuss its operating results.

Second Quarter 2016 Financial Highlights:

●
Revenue was $3.1 million, a decrease of 4% compared to $3.3 million in Q1 2016, and an increase of 1%, compared to $3.1 million in Q2 2015. Absent a one-time benefit of $316,040 in Q1 2016, Q2 2016 revenue would have increased 6% over Q1 2016.
●
Revenue from the Company's Accesswire® press release business increased 18% and 73% compared to Q1 2016 and Q2 2015, respectively.
●
Gross margin was 74%, compared to 77% in Q1 2016 and 71% in Q2 2015. Absent a one-time benefit of $316,040, gross margins in Q1 2016 would have been 74%.
●
GAAP earnings per diluted share was $0.12 compared to $0.17 in Q1 2016 and compared to $0.03 in Q2 2015.
●
The Company generated cash flows from operations of $984,860 compared to $501,317 in Q1 2016 and $837,143 in Q2 2015.
●
On July 12, 2016, the Company's Board of Directors increased its quarterly cash dividend from $0.03 to $0.05.

Key Performance Indicators

●
Excluding Accesswire®, the Company performed work for 952 clients in the second quarter of 2016, essentially the same as the first quarter of 2016.
●
On a stand-alone basis, Accesswire performed news related activities for 855 clients during the second quarter, compared to 843 in the first quarter 2016.

Brian Balbirnie, CEO of Issuer Direct, commented, "We are glad to report on our quarter-over-quarter revenue growth, as well as increased earnings. The earnings power in our cloud-based business model is highlighted by profit metrics in the second quarter, including 74% gross margin, 28% EBITDA margin, and an additional $1.0 million in cash flow from operations. As a result of continuously generating positive earnings and cash flow, the Board of Directors was pleased to increase our quarterly dividend announced in July."

Mr. Balbirnie added, "Looking at our key growth drivers, we continue to produce robust press release sales from Accesswire® with sales increasing 18% sequentially and 73% year-over-year. Additionally, revenue from our platform and technology products grew 20% compared to the first quarter, which included increases from our cloud-based technologies, Blueprint® and Classify®. Not only are we signing up small and microcap customers for these new cloud solutions, but we are also adding larger cap accounts, including a billion-dollar, multinational food manufacturer, beverage company and stock exchange. We are committed to growing faster and we believe these early wins for our recently launched products, by our newly trained sales staff, lay the groundwork for our growth, as well as our shift to a cloud-based subscription model."

Financial Results for the Second Quarter ended June 30, 2016:

Total revenue for the second quarter of 2016 and 2015 was $3.1 million. We achieved increases in revenue in our press release, print and proxy businesses as well as through platform licensing. These increases were offset by continued decline in our ARS business, as issuers shift from hardcopy fulfillment to digital fulfillment or elect not to continue with the service, as well as in our XBRL business, as the market becomes commoditized.

Gross margin for the second quarter of 2016 was $2.3 million or 74% of total revenue, compared to $2.2 million, or 71% gross margin in the second quarter of 2015. The increase in gross margin is due to restructuring certain channel partner agreements within our ARS service offerings as well as increased revenue from high-margin businesses such as our press release business and platform and technology products. It is anticipated that the Company will be able to maintain gross margin percentages above the historical 70%, as the Company transitions customers to electronic dissemination of corporate information as well as continues to increase sales from its new cloud-based solutions.

Operating Income was $466,348 compared to $297,080 for the three months ended June 30, 2015. In addition to higher gross margin, operating income increased due to lower consulting and professional fees during the second quarter of 2016 compared to the same period in 2015.

On a GAAP basis, the Company reported net income of $356,638, or $0.12 per diluted share during the three months ended June 30, 2016, compared to $65,028, or $0.03 per diluted share during the three months ended June 30, 2015.

Second quarter EBITDA was $878,271, or 28% of revenue, compared to $560,479, or 18%, during the second quarter of 2015. Non-GAAP net income, excluding amortization of intangible assets, stock-based compensation, integration of acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments was $577,163 or $0.20 per diluted share, compared to $535,941 or $0.23 per diluted share during the second quarter of 2015. It is important to note the reason for the decrease in Non-GAAP income per diluted share despite an increase in Non-GAAP income is due to an increase in the number of shares outstanding as the result of the conversion of a note payable into 417,712 shares of the company's common stock in August 2015. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the six months ended June 30, 2016:

Total revenue was $6.4 million, compared to $6.2 million during the six months ended June 30, 2016. Included in revenue for the six months ended June 30, 2016, is the benefit of $316,040 related to the reversal of an accrual of unused postage credits related to ARS clients acquired from PrecisionIR.

Gross margin was $4.8 million, or 75% of revenue, for the six months ended June 30, 2016, compared to $4.3 million, or 71%, during the same period of 2015. As noted above, the increase in gross margin is primarily due to the $316,040 reversal of the unused postage credits as well as restructuring certain channel partner agreements within ARS service offerings and increased revenue from high margin products.

Operating income was $1.2 million compared to $615,174 in the same period of last year, primarily due to increased gross profit and lower operating expenses.

On a GAAP basis, the Company reported net income of $849,927, or $0.29 per diluted share, compared to $301,693 or $0.13 per diluted share in the same period of 2015. GAAP income for the first six months of 2016 includes the $316,040 benefit from the reversal of the unused postage credits. GAAP income for the first six months of 2015 included a tax benefit of $210,370 related to the partial reversal of a valuation allowance against deferred tax assets associated with net operating losses acquired as a result of the acquisition of PrecisionIR as noted in the Non-GAAP reconciliation below.

EBITDA for the six-month period ended June 30, 2016 was $1.9 million, or 29%, compared to $1.1 million, or 19%, in the same period of last year. Non-GAAP net income, excluding amortization of intangible assets, stock-based compensation, integration of acquisition costs, unusual and infrequent gains, non-cash interest expense, impact of changes to the deferred tax asset valuation allowance and tax impact of adjustments, was $1.1 million, or $0.38 per diluted share, compared to $1.0 million or $0.42 per diluted share in the same period of fiscal 2015. It is important to note the reason for the decrease in Non-GAAP income per diluted share despite an increase in Non-GAAP income is due to an increase in the number of shares outstanding as the result of the conversion of a note payable into 417,712 shares of the company's common stock in August 2015. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company generally excludes certain items such as amortization and impairment of acquired intangibles, non-cash stock-based compensation charges, unusual, non-recurring gains and charges and non-cash interest expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA

	Three Months ended June 30,
	2016	2015
	Amount	Amount

Net income:	$356,638	$65,028
Adjustments:
Depreciation and amortization	329,871	263,399
Interest (income) expense, net	(965)	241,025
Income tax expense (benefit)	192,727	(8,973)
EBITDA:	$878,271	$560,479

	Six Months ended June 30,
	2016	2015
	Amount	Amount

Net income:	$849,927	$301,693
Adjustments:
Depreciation and amortization	636,799	531,740
Interest (income) expense, net	(1,957)	485,875
Income tax expense (benefit)	390,648	(172,394)
EBITDA:	$1,875,417	$1,146,914

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

	Three Months ended June 30,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$356,638	$0.12	$65,028	$0.03
Adjustments:
Amortization of intangible assets (1)	257,055	0.09	245,393	0.10
Stock based compensation (2)	170,266	0.06	147,087	0.06
Integration and acquisition costs (3)	-	-	81,667	0.04
Unusual, non-recurring gains (4)	(82,052)	(0.03)	-	-
Non-cash interest expense (5)	-	-	208,335	0.09
Tax impact of adjustments (6)	(107,033)	(0.03)	(211,569)	(0.09)
Portion of tax benefit related to change in valuation allowance (7)	(17,711)	(0.01)	-	-
Non-GAAP net income:	$557,163	$0.20	$535,941	$0.23

	Six Months ended June 30,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$849,927	$0.29	$301,693	$0.13
Adjustments:
Amortization of intangible assets (1)	515,981	0.18	491,436	0.21
Stock based compensation (2)	337,344	0.12	278,931	0.12
Integration and acquisition costs (3)	-	-	126,667	0.05
Unusual, non-recurring gains (4)	(398,092)	(0.14)	-	-
Non-cash interest expense (5)	-	-	416,670	0.17
Tax impact of adjustments (6)	(141,122)	(0.05)	(407,248)	(0.17)
Portion of tax benefit related to change in valuation allowance (7)	(58,586)	(0.02)	(210,370)	(0.09)
Non-GAAP net income:	$1,105,452	$0.38	$997,779	$0.42
(1) The adjustments represent the amortization and impairment of intangible assets related to acquired assets and companies.
(2) The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock to employees or in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3) The adjustments represent legal fees, consulting fees, integration costs, and other non-recurring costs in connection with the acquisition of Accesswire.
(4) The adjustment removes gains during the period that are unusual, non-recurring or infrequent in nature and don't relate to the core business of the Company. For the three and six months ended June 30, 2016, these gains include a gain on the excess fair value of stock received, in lieu of cash, related to the settlement of a receivable and the reversal of an accrual related to unused postage credits related to ARS clients acquired during the acquisition or PrecisionIR Group, Inc.
(5) The adjustment represents the amortization of debt-discount that was created as a result of a beneficial conversion feature that was embedded in a note payable that the Company issued in order to finance the acquisition of PrecisionIR Group, Inc. The amortization of the debt discount is recorded as non-cash interest expense and has no impact on the cash flows or operations of the Company.
(6) This adjustment gives effect to the tax impact of all non-GAAP adjustments at a rate of 31%, which approximates the Company's state and federal tax rates.
(7) The adjustment eliminates the impact on income tax expense of the change in the valuation allowance established for deferred tax assets associated with net operating losses for PrecisionIR Group, Inc. at the date of acquisition.

To read the Company's full earnings release please click here.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date, Time:               August 4, 2016 at 4:30PM ET
Toll free:                   866.952.7524
International:            785.424.1829
Live Webcast:           http://www.investorcalendar.com/IC/CEPage.asp?ID=175157

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on August 31, 2016.

Toll free:                877.481.4010
International:         919.882.2331
Reference ID:        10053
Web replay:                 http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation:

Issuer Direct® is a disclosure management and targeted communications company. Our integrated platform provides tools, and technologies that enable our clients to disclose and disseminate information through our network. With a focus on corporate issuers, the Company alleviates the complexity of maintaining compliance with its integrated portfolio of products and services that enhance companies' ability to efficiently produce and distribute their financial and business communications both online and in print.

Learn more about Issuer Direct today: http://ir.issuerdirect.com/tearsheet/html/isdr

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact:

Issuer Direct Corporation
Brian R. Balbirnie
919-481-4000
brian.balbirnie@issuerdirect.com

Brett Maas
Hayden IR
(646) 536-7331
brett@haydenir.com

James Carbonara
Hayden IR
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,990,150	$4,215,145
Accounts receivable (net of allowance for doubtful accounts of $410,297 and $396,884, respectively)	1,285,493	1,253,628
Other current assets	401,586	252,468
Total current assets	6,677,229	5,721,241
Capitalized software (net of accumulated amortization of $104,653 and $25,133, respectively)	1,430,511	723,962
Fixed assets (net of accumulated depreciation of $304,079 and $262,797, respectively)	178,812	175,497
Deferred income tax asset - noncurrent	-	97,974
Other long-term assets	19,326	18,301
Goodwill	2,241,872	2,241,872
Intangible assets (net of accumulated amortization of $3,028,685 and $2,512,704, respectively)	1,675,315	2,191,296
Total assets	$12,223,065	$11,170,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$298,343	$385,285
Accrued expenses	536,059	995,999
Income taxes payable	281,936	199,613
Deferred revenue	1,009,586	822,481
Total current liabilities	2,125,924	2,403,378
Deferred income tax liability	213,461	94,566
Other long-term liabilities	127,962	113,222
Total liabilities	2,467,347	2,611,166
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, no shares issued and outstanding as of June 30, 2016 and December 31, 2015.	-	-
Common stock $0.001 par value, 100,000,000 shares authorized, 2,804,394 and 2,785,044 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively.	2,804	2,785
Additional paid-in capital	8,704,175	8,202,605
Other accumulated comprehensive loss	(22,547)	(35,154)
Retained earnings	1,071,286	388,741
Total stockholders' equity	9,755,718	8,558,977
Total liabilities and stockholders’ equity	$12,223,065	$11,170,143

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the three months ended		For the six months ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues	$3,134,024	$3,106,389	$6,411,363	$6,150,171
Cost of services	823,721	899,541	1,593,803	1,812,418
Gross profit	2,310,303	2,206,848	4,817,560	4,337,753
Operating costs and expenses:
General and administrative	800,095	907,341	1,642,256	1,787,123
Sales and marketing	671,739	644,564	1,295,699	1,210,620
Product development	89,732	94,464	158,892	193,096
Depreciation and amortization	282,389	263,399	564,147	531,740
Total operating costs and expenses	1,843,955	1,909,768	3,660,994	3,722,579
Operating income	466,348	297,080	1,156,566	615,174
Other income (expense):
Other income	82,052	-	82,052	-
Interest income (expense), net	965	(241,025)	1,957	(485,875)
Total other income (expense)	83,017	(241,025)	84,009	(485,875)
Income before taxes	549,365	56,055	1,240,575	129,299
Income tax benefit (expense)	(192,727)	8,973	(390,648)	172,394
Net income	$356,638	$65,028	$849,927	$301,693
Income per share – basic	$0.13	$0.03	$0.30	$0.13
Income per share - fully diluted	$0.12	$0.03	$0.29	$0.13
Weighted average number of common shares outstanding - basic	2,794,998	2,322,240	2,791,653	2,320,344
Weighted average number of common shares outstanding - fully diluted	2,918,368	2,359,836	2,888,443	2,361,026

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended June 30,
	2016	2015
Cash flows from operating activities:
Net income	$849,927	$301,693
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	636,799	531,740
Bad debt expense	88,336	94,276
Deferred income taxes	75,025	(209,898)
Stock-based compensation expense	337,344	278,931
Non-cash interest expense	-	416,670
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(132,537)	366,150
Decrease (increase) in deposits and other current assets	(150,988)	(104,022)
Increase (decrease) in accounts payable	(80,384)	85,936
Increase (decrease) in accrued expenses	(342,972)	47,837
Increase (decrease) in deferred revenue	205,627	106,862
Net cash provided by operating activities	1,486,177	1,916,175

Cash flows from investing activities:
Capitalized software	(518,381)	(202,407)
Purchase of fixed assets	(44,613)	(25,618)
Net cash used in investing activities	(562,994)	(228,025)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	32,360	7,025
Tax benefit on stock-based compensation awards	-	16,191
Payment of dividend	(167,382)	-
Net cash provided by (used in) financing activities	(135,022)	23,216

Net change in Cash	788,161	1,711,366
Cash – beginning	4,215,145	1,721,343
Currency translation adjustment	(13,156)	16,311
Cash – ending	$4,990,150	$3,449,020
Supplemental disclosure for non-cash investing and financing activities
Cash paid for interest	$-	$66,667
Cash paid for income taxes	$262,598	$34,500
Non cash activities
Stock-based compensation - capitalized software	$267,688	$80,845